Exhibit 13


                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

     The certification set forth below is being submitted in connection with the annual report of Sodexho Alliance, SA on Form 20-F for the year ended August 31, 2005, filed with the Securities and Exchange Commission (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Michel Landel and Sian Herbert-Jones each certifies that, to the best of his or her knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sodexho Alliance, SA.

Date: July 24, 2006


By:      /s/ Michel Landel
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         Name:   Michel Landel
         Title:  Chief Executive Officer


By:      /s/ Sian Herbert-Jones
         --------------------------------------------
         Name:   Sian Herbert-Jones
         Title:  Chief Financial Officer